UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of EXCO Resources, Inc. (the “Company”) approved a form of performance-based restricted stock unit award agreement (the “Award Agreement”) under the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Incentive Plan”), and the performance criteria for grants of performance-based restricted stock units. The Committee determined to grant performance-based restricted stock units (the “RSUs”) to the Company’s officers as part of its equity compensation program, effective July 1, 2014. The Committee granted a target number of RSUs to each of the Company’s named executive officers, Harold L. Hickey, Mark F. Mulhern and William L. Boeing equal to 104,167, 104,167 and 104,167, respectively.

Performance-Based RSUs. Pursuant to the Award Agreement, each participant is eligible to vest in and receive a number of shares of the Company’s common stock, par value $0.001 per share (“Performance Shares”), ranging from 0% to 200% of the target number of RSUs granted based on the attainment of total shareholder return (“TSR”) goals during the period commencing on and including the date of grant and ending on third anniversary of the date of grant (the “Measurement Period”). The RSUs will vest upon the third anniversary of the date of grant, July 1, 2017 (the “Vesting Date”), subject to the achievement of certain performance criteria set forth below, provided that the participant is providing services to the Company or a subsidiary on that date and subject to the restrictions and conditions of the Incentive Plan.

The number of RSUs that vest and convert into Performance Shares is dependent upon the Company’s TSR achieved during the Measurement Period and the Company’s TSR achieved relative to the TSR achieved by the Company’s peer group during the Measurement Period. Each vested RSU will convert into one Performance Share. If the percentile rank of the Company’s TSR within the peer group is below 35%, then no RSUs will vest. If the percentile rank of the Company’s TSR equals 35%, then 50% of the target RSUs will vest, and for every increase in the Company’s percentile rank within the peer group over 35%, a proportionate percentage of target RSUs will vest on the Vesting Date (i.e., if the percentile rank of the Company’s TSR is between 35%-49% of the peer group, then 50%-99% of target RSUs will vest; if the percentile rank of the Company’s TSR is between 50%-74% of the peer group, then 100%-199% of target RSUs will vest; and if the percentile rank of the Company’s TSR is 75% of the peer group or above, then 200% of target RSUs will vest) and convert into Performance Shares (calculated on the basis of straight-line interpolation applied on the change in performance between threshold and target, and between target and maximum levels of percentile rank). In addition, all unvested RSUs become immediately vested and convert into Performance Shares upon a change in control based on the achievement of the performance criteria determined as of the closing date of the change in control as defined in the Incentive Plan; provided that the participant is employed by or providing services to the Company as of the change in control. Unvested RSUs are forfeited upon the earliest of (i) the Vesting Date and (ii) the participant’s termination of service, provided that if such termination of service is due to death or disability, such participant is treated as continuing to provide services during the Measurement Period.

The foregoing description of the form of performance-based restricted stock unit award agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the complete text of the form of performance–based restricted stock unit award agreement, which is filed as Exhibit 10.1 herewith and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 3, 2014	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

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